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                                                                      EXHIBIT 5

                             JOINT FILING AGREEMENT

         The undersigned acknowledge and agree that the foregoing Statement on
Schedule 13D with respect to the beneficial ownership by each of the undersigned of shares of Global Crossing Limited is filed jointly on behalf of each of the undersigned and that all subsequent amendments to the Statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. This joint filing agreement may be included as an exhibit to such joint filing. Each of the undersigned acknowledges that each shall be responsible for the timely filing of such amendments with respect to information concerning such undersigned reporting person, and for the completeness and accuracy of the information concerning such undersigned reporting person, contained therein, but shall not be responsible for the completeness and accuracy concerning the others, except to the extent that such reporting person knows or has reason to believe that such information is inaccurate. This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Date:  December 30, 2004

                                     TEMASEK HOLDINGS (PRIVATE) LIMITED




                                     By       /s/ Jeffrey Chua
                                       -----------------------------------------
                                     Name:  Jeffrey Chua
                                     Title: Director (Legal/Secretariat)


                                     SINGAPORE TECHNOLOGIES PTE LTD




                                     By       /s/ Chua Su Li
                                       -----------------------------------------
                                     Name:  Chua Su Li
                                     Title: Company Secretary


                                     SINGAPORE TECHNOLOGIES TELEMEDIA
                                     PTE LTD




                                     By       /s/ Pek Siok Lan
                                       -----------------------------------------
                                     Name:  Pek Siok Lan
                                     Title: Company Secretary


                                     STT COMMUNICATIONS LTD.




                                     By       /s/ Pek Siok Lan
                                       -----------------------------------------
                                     Name:  Pek Siok Lan
                                     Title: Company Secretary



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                                     STT CROSSING LTD




                                     By       /s/ Pek Siok Lan
                                       -----------------------------------------
                                     Name:  Pek Siok Lan
                                     Title: Director


                                     STT HUNGARY LIQUIDITY MANAGEMENT LIMITED
                                     LIABILITY COMPANY




                                     By       /s/ Jean F.H.P. Mandeville
                                       -----------------------------------------
                                     Name:  Jean F.H.P. Mandeville
                                     Title: Managing Director


                                     By       /s/ Nandor Olasz
                                       -----------------------------------------
                                     Name:  Nandor Olasz
                                     Title: Managing Director